EXHIBIT  1
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                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of the Schedule 13D, dated July 9, 2003. This Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof, each of the undersigned, being duly authorized, hereby executed this Joint Filing Agreement this 9th day of July, 2003.



                                               /s/  Gerard  E.  Munera
                                               -----------------------
                                               Gerard  E.  Munera


                                               Synergex  Group  LLC

                                               By:/s/  Gerard  E.  Munera
                                                  -----------------------
                                               Name:  Gerard  E.  Munera
                                               Title:   Managing  Director


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